Exhibit 99.1

FOR IMMEDIATE RELEASE

HENRY SCHEIN SIGNS AGREEMENT TO INVEST IN BIOHORIZONS

Company Advances Strategy to Enhance Position in Dental Specialty Markets

With Investment in Implant Manufacturer

MELVILLE, N.Y., November 26, 2013 – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners, announced today plans to make a strategic investment in dental implant manufacturer BioHorizons, Inc., advancing the Company’s goal of expanding its position in the dental specialty market.

Henry Schein reached an agreement to acquire a 60% interest in BioHorizons, a U.S.-based manufacturer of advanced dental implants sold internationally. Under the agreement, BioHorizons, with revenue of approximately $115 million, will continue to operate as an independent company. Financial terms of the proposed transaction were not disclosed. The transaction with BioHorizons involves a two-step process: A recapitalization through which Henry Schein will lend approximately $145 million to BioHorizons to fund, among other uses, a distribution to shareholders, which will occur prior to closing, followed by the equity investment. Pending regulatory approval, Henry Schein expects to complete the transaction by the end of the year.

The agreement with BioHorizons strengthens Henry Schein’s position in a critical and growing market that also includes the company’s investment in CAMLOG Biotechnologies AG, a leading manufacturer of implants in Europe. With these two investments, Henry Schein will have important positions in two of the largest implant markets – the U.S. and Germany – as well as a growing presence in the rest of the world. BioHorizons and CAMLOG, which will each operate independently, are strong brands with unique features and benefits that offer customers a broad range of treatment options. The investment in BioHorizons also strengthens Henry Schein’s position and product portfolio in the biologics market, a critical adjunct to the implant market. Henry Schein offers customers a wide array of the products and services associated with implant dentistry, thereby providing a complete solution for the benefit of the dental practice.

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“Henry Schein’s strategy includes advancing our position in dental specialty markets, an integral part of which is to support those practitioners who perform oral surgery involving implants,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein. “Implant dentistry is a critical element of the profession’s transition to digital dentistry. More and more abutments for implants are being digitally designed and fabricated, which increase patient comfort and esthetics and reduce patient visits. Customer demand for implants and the associated materials are expected to increase as digital processes are adopted and the dental experience for the patient is enhanced.”

The value of the global implant market is expected to reach approximately $4.2 billion in 2016, up from approximately $3 billion in 2012. In the U.S. and Canada, the market is expected to reach $1.5 billion in 2016, up from approximately $1 billion in 2012.

Based in Birmingham, Alabama, BioHorizons employs approximately 325 people and markets its products in 85 markets. Its revenue has been growing on average by more than 10 percent annually, and more than half of that revenue is derived in the U.S. Founded in 1995, the company offers a broad spectrum of innovative products, including implants featuring its proprietary Laser-Lok® microchannel surface technology, designed to minimize bone loss and maximize esthetics.

“On behalf of the shareholders and management of BioHorizons, we are delighted with this partnership, which combines BioHorizons’ record of global growth and clinical excellence in the implant dentistry field with Henry Schein’s strengths worldwide,” said Mortimer Berkowitz III, Chairman of BioHorizons. “Having known the Henry Schein management team for some years, we look forward to working closely with them to build the business into a global leadership position by delivering outstanding patient results through differentiated products.”

BioHorizons benefits from a long-serving management team. The company will continue to be led by its President and CEO, Steve Boggan, who has held that position since 1999; Todd Strong, Executive Vice President and Chief Operating Officer, who joined BioHorizons at its founding in 1995; and David Wall, Executive Vice President and Chief Financial Officer. BioHorizons will be a part of Henry Schein’s Global Dental Surgical Group, and its revenue will be reported as part of the Company’s Global Dental Group.

“We believe our partnership with Henry Schein will further enhance our growth prospects in the implant and biologics market,” said Mr. Boggan. “The strength of Henry Schein and its deep relationships in the marketplace create an ideal combination. We are looking forward to advancing the goals of both organizations, and are very pleased to be part of Team Schein.”

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2014 Guidance

Henry Schein expects the BioHorizons transaction to be dilutive to earnings per share in 2014 by $0.03 to $0.05, and accretive to earnings per share in 2015 by $0.03 to $0.04. The 2014 dilution is primarily due to a one-time inventory revaluation as required under U.S. GAAP accounting rules for business combinations. Together with the previously announced definitive agreement to acquire 80% of Poland’s Medivet S.A., the Company has revised its 2014 financial guidance, as follows:

•	For 2014, the Company now expects diluted EPS attributable to Henry Schein, Inc. to be $5.32 to $5.42, which represents growth of 9% to 11% compared with the midpoint of the 2013 guidance range.

•	Guidance for 2014 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

About BioHorizons

BioHorizons is a leader in advanced dental implant technologies and tissue regeneration products in the dental implant industry. The company, based in Birmingham, Alabama, offers a broad spectrum of products for the replacement of missing teeth including dental implants, restorative and laboratory components, soft and hard tissue biologic products, and surgical planning software. BioHorizons’ unique dental implant designs are recognized for intuitive design, excellent primary stability, and high-end, esthetic outcomes through the use of BioHorizons’ proprietary Laser-Lok® microchannel surface technology. With 25 years of research and 30 published studies, Laser-Lok has been shown to uniquely achieve both bone and soft tissue attachment for long-term tissue maintenance. The company has six international subsidiaries and more than 50 distributors around the world. For more information, visit www.biohorizons.com.

About Henry Schein, Inc.

Henry Schein, Inc. is the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners. The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites. A Fortune 500® Company and a member of the NASDAQ 100® Index, Henry Schein employs nearly 16,000 Team Schein Members and serves more than 775,000 customers.

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The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care. Henry Schein operates through a centralized and automated distribution network, with a selection of more than 96,000 branded products and Henry Schein private-brand products in stock, as well as more than 110,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.

Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 25 countries. The Company’s sales reached a record $8.9 billion in 2012, and have grown at a compound annual rate of 17% since Henry Schein became a public company in 1995. For more information, visit the Henry Schein Web site at www.henryschein.com.

Cautionary Note Regarding Forward-Looking Statements

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macro-economic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from rapid technological change; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

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CONTACTS:	Investors
Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Carolynne Borders
Vice President, Investor Relations
carolynne.borders@henryschein.com
(631) 390-8105

Media
Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

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